Amendments to the Declaration of Trust

On July 15, 2011, under Conformed Submission 485APOS, accession number, 0000930413-11-004780, a copy of the Form of Trustee Authorization to Establish Additional
Series of Shares of the TIAA-CREF Funds (the "Trust") dated May 17, 2011 (the "Authorization") was previously filed with the SEC as exhibit 99.A(13) to the Trust's
Registration Statement. This Authorization, which established the TIAA-CREF Global Natural Resources
Fund as a new series of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.

On September 23, 2011, under Conformed Submission
485APOS, accession number, 0000930413-11-006198, a
copy of the Form of Trustee Authorization to Establish
Additional Series of Shares of the TIAA-CREF Funds
(the "Trust") dated September 23, 2011 (the
"Authorization") was previously filed with the SEC as
exhibit 99.A(13) to the Trust's Registration Statement.
This Authorization, which established the TIAA-CREF
Lifestyle Funds as five new series of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.

Amendment to the Investment Management Agreement

On September 29, 2011, under Conformed Submission
485APOS, accession number, 0000930413-11-006346, a
copy of the Form of Amendment dated September 20, 2011
(the "Amendment") to the Investment Management Agreement dated February 1, 2006 between Teachers Advisors, Inc. and the TIAA-CREF Funds (the "Trust") was previously filed with the SEC as exhibit 99.D(43) to the Trust's Registration Statement. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.